EXHIBIT 10.157

                                     MARKET
                                    ANALYSIS

                                1745 ERIE AVENUE
                                PUEBLO, CO. 81001

                               Anthony L. Paglione
                                418 W. 6th Street
                                Pueblo, Co. 81003
                                 (719) 545-2742

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                                      INDEX

1.       Valuation Page

2&3.     Information Data Page - General

4.       Comparative Page

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                          VALUATION OF SUBJECT PROPERTY



                    After reviewing and analysis all supplied
                    documentation, I have determined the fair
                   market value of the subject property as of
                      October 31, 1996 to be: $630,000.00.

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                                 MARKET ANALYSIS



ADDRESS:                            1745 Erie Avenue
                                    Pueblo, Co.  81001

LEGAL DESCRIPTION:                  Lot 5, Otterstein Subdivision
                                    Pueblo County

ZONING:                             I-2

LAND DIMENSIONS:                    3.5 Acres
                                    Approx. 391.7 X 350.5=137,213 Sq. Ft.

YEAR BUILT:                         1974

ASSESSED VALUE:                     Land:                     $19,900
                                    Improvements:             $143,450
                                    TOTAL:                    $163,350

ACTUAL VALUE:                       Land:                     $68,620
                                    Improvements:             $494,670
                                    TOTAL:                    $563,290

PROPERTY TAXES:                     $16,199.76 For Tax Year 1995/Paid

IMPROVEMENTS:                       25,944 Sq. Ft. Building On First Level
                                    4,072 Sq. Ft. Office
                                    2,728 Sq. Ft. Mezzanine Storage Above Office
                                    20,528 Sq. Ft. Warehouse
                                    One-Level
                                    Twin Tee Construction
                                    Vulcanized Roof/5 Years Old
                                    Walls and Ceilings Insulated
                                    20' Ceiling Height
                                    Automatic Doors
                                    Employee Showers & Baths
                                    Commercial Gas Supply Line



All information, facts and figures were derived from sources deemed reliable. No representations are made concerning the accuracy of the information, facts or figures.

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(Cont'd.)

IMPROVEMENTS:                       Commercial Waste Lift Station For Heavy Food
                                    Manufacturing
                                    City Sewer
                                    4" Water Main
                                    440 Electric Service
                                    Inside 15,000 Sq. Ft. Cold Storage
                                    Air/Refrigerated
                                    Heat/HVAC
                                            Office:           Forced Air Gas
                                            Warehouse:        Space Heaters
                                    Rail Spur
                                    ADA & OSHA Inspected and Approved

All information, facts and figures were derived from sources deemed reliable. No representations are made concerning the accuracy of the information, facts or figures.

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                               COMPARISON ANALYSIS


                               Subject Property                        Comparable #1
                               1745 Erie Ave.                          315 Eagleridge Blvd.
                               Pueblo, Co.  81001                      Pueblo, Co.  81001
                               ------------------------------          ------------------------

LAND SIZE:                     137,213 Sq. Ft.                         244,371 Sq. Ft.
BLDG. SIZE:                    25,944 Sq. Ft.                          45,866 Sq. Ft.
CONSTRUCTION:                  Twin Tee                                Metal
YEAR BUILT                     1974                                    1974
CEILING HEIGHT:                20 Ft.                                  20 Ft.
TENANT MIX:                    Regional Tenants-No                     One User-Nat'l. Company
                               Nationals                               Triple Net

ASSESSED
ACTUAL VALUES
LAND:                          $  68,620.00                            $ 109,870.00
IMPROVEMENTS:                    494,670.00                              667,520.00
                               ------------                            ------------
TOTAL:                         $ 563,290.00                            $ 777,390.00
OVERALL
CONDITION:                     Average                                 Excellent
DATE OF SALE                   N/A                                     12-28-1995
SALE PRICE                     N/A                                     $950,000.00

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